UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 1, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd, Suite PH-D

Fort Lauderdale, FL 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into Material Definitive Agreement

Securities Purchase Agreement

Multimedia Platforms, Inc. a Nevada corporation (the "Company"), entered into a securities purchase agreement dated as of December 15, 2015 (the "Purchase Agreement") with Firstfire Global Opportunities Fund, LLC (the "Purchaser"). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Purchaser will invest $160,000 ("Investment Amount") in exchange for a Senior Convertible Promissory Note (the "Note") in the principal amount of $176,000 (the "Principal Amount") and warrants to purchase an aggregate of 176,000 shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), for an exercise price of $0.40 per share for a period of five (5) years (the "Warrants").

The transactions contemplated by the Purchase Agreement closed on December 15, 2015 (the "Closing Date"). Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Note and Warrant to the Purchaser.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of the Purchaser and its affiliates in the event that the Purchaser incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

Note

The face amount of the purchase price under the Note is $264,000. The principal sum of $176,000.00 represents the actual amount of the purchase price, which is $160,000, plus a 10% original issue discount. The maturity date of the Note is June 16, 2016 (the "Maturity Date") and under the terms of the Note, the Company agreed to pay the Purchaser as follows:

•	if paid by the Maturity Date, the principal sum of $176,000.00 and interest at the rate of five percent (5%) (the "Interest Rate") per annum;
•

if $0.00 of principal is paid by the Maturity Date, then the sum of the face amount of the purchase price of $264,000.00 will be paid, in the discretion of the Purchaser, in the form of cash or conversion into Common Stock plus interest; or

•

if a portion of the principal is paid plus interest in cash by the Maturity Date, the face amount of the purchase price of $264,000 will be reduced by the amount that is 150% of the amount paid in cash by the Maturity Date.

The Note is unsecured but is a senior obligation of the Company, with priority over all existing and future indebtedness (as defined in the Note) of the Company, except that the Note is treated pari passu with future indebtedness that is equal to, or exceeds, $250,000.00.

Under the terms of the Note, the Purchaser has the right to convert at any time beginning on the Maturity Date. The conversion price is $0.30. If, prior to the repayment or conversion of the Note, the Company consummates a registered or unregistered primary offering of its securities for capital raising purposes, the Purchaser has the right to (x) demand full repayment as determined under the terms of the notes or (y) convert any outstanding principal amount and interest into Common Stock at the closing of such primary offering at a conversion price equal to the $0.30. If an event of default (as defined in the note) occurs, the conversion price equals the lower of (A) $0.30 and (B) a 10% discount to the offering price to investors in the primary offering.

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Under the terms of the Note, the Company agreed to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of a number of conversion shares equal to the greater of: (a) 5 million shares of Common Stock or (b) the sum of (i) the number of conversion shares issuable upon the full conversion of the Note multiplied by (ii) three (3).

Under the terms of the Note, the Company may pre-pay the outstanding principal amount of the Note plus accrued interest upon three (3) Trading Days prior written notice to the Purchaser. If the Company exercises its right to prepay the Note, the pre-payment amount will be equal to the sum of: (w) (A) within 90 days of the Closing Date, 110% and (B) thereafter, 115%, multiplied by principal amount, plus accrued and default interest.

The issuance of the Note to the Purchaser under the Purchase Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Warrant

The Warrant Shares are exercisable in whole or in part, at an initial exercise price per share of $0.40, subject to adjustment. The exercise price and number of Warrant Shares are subject to adjustments for certain fundamental transactions and corporate events. In the event that the Warrant Shares are not included in an effective registration statement, the Warrants may be exercised on a cashless basis.

The foregoing descriptions of the Purchase Agreement, the Note and the Warrant are qualified in their entirety by reference to the provisions of the Purchase Agreement, the Note and the Warrant filed as Exhibits 10.1, 4.1 and 4.2, to this Report, respectively, which are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter Jackson as Chief Operating Officer

The Board of Directors (the "Board") of the Company elected Peter Jackson to the position of Chief Operating Officer, effective May 1, 2015. Mr. Jackson has been serving as a director on the Company's Board of Directors since February 3, 2015.

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The biographical information Mr. Jackson is listed below:

Peter Jackson, age 53, has over 30 years of business experience in the media industry and a proven track record in revenue growth, operations and business turnarounds. Mr. Jackson's career has run the gamut from journalist, editor, advertising director, publisher and owner to experience on a national level working for large media chains. He served as vice president of sales and marketing for one of the largest private-owned media groups in the country, where he was responsible for revenues of more than $60 million for 120-plus publications in 12 states and the Caribbean. Later, as president of an advertising sales training consulting business, Mr. Jackson helped multimedia groups nationwide make the transition from print to web, trained hundreds of advertising sales reps and has been a speaker on revenue growth at North America's leading print industry associations including Inland Press, the New York Press Association and the Canadian Press Association. Mr. Jackson has experience in LGBTQ media as well, having served at one point as sales director for a leading publishing group that included the Washington Blade, New York Blade, Southern Voice and Houston Voice. For the five years prior to his employment with the Company, Mr. Jackson founded and built two successful fitness businesses as well as a yoga studio in the Fort Lauderdale, FL area. Mr. Jackson earned degrees in Education, English and Economics from the University of Cambridge in 1978 and a degree in Mass Communications from Emerson College in 1985. Mr. Jackson is employed by the Company full-time and spends 100% of his working time as an employee with the Company.

Family Relationships

There are no family relationships between any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of the Form 8-K and Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Jackson is a party in connection with his appointment as director and officer of the Company.

Amendment to Bobby Blair's Employment Agreement

On November 19, 2015, Bobby Blair, Chief Executive Officer of the Company and C. Lawrence Rutstein, the Chairman of the Board, executed, and the Board approved, Amendment No. 1 ("Amendment No. 1") to Mr. Blair's employment agreement, dated June 26, 2015 (the "Employment Agreement"). Amendment No. 1 amends Section 2.03(d)(iii) of the Employment Agreement to provide that Mr. Blair is subject to the non-compete provision contained therein, in the case of termination for any reason, for a period of two years following the date of termination.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Senior Convertible Promissory Note
4.2	Common Stock Purchase Warrant
10.1	Securities Purchase Agreement
10.2	Amendment No.1 to Employment Agreement by and between the Company and Bobby Blair, dated November 19, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: December 22, 2015	By:	/s/ Robert Blair
Robert Blair
Chief Executive Officer

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